Exhibit 99.1
For Immediate Release

Contacts:	Norman Black, Public Relations
404-828-7593
Andy Dolny, Investor Relations
404-828-8901
UPS 2Q EARNINGS SOAR 71%
ON 13% REVENUE GROWTH
Full-Year Guidance Raised; 2010 EPS Expected to Climb 45-50%
     ATLANTA, July 22, 2010 — UPS (NYSE:UPS) today announced diluted earnings per share of $0.84 for the second quarter of 2010, a 71% jump over the adjusted earnings of the prior-year period. Global revenue increased 13%, generating a 57% increase in operating profit to $1.4 billion.
     On a reported basis, diluted earnings per share increased 91% over the $0.44 in the second quarter of 2009.
     “UPS fired on all cylinders in the second quarter even in the face of a mixed global economic environment,” said Scott Davis, UPS’s chairman and CEO. “Thanks to superb execution, our U.S. domestic reorganization is producing better than expected results. Substantial growth in our international segment continues to outpace the market. It’s clear the strategic direction we’ve set for the company is proving successful.”
     Based on expectations of continued momentum in every segment, UPS has increased its guidance for 2010 adjusted earnings to a range of $3.35 to $3.45 per diluted share, a 45%-to-50% increase over last year.

					Adjusted
Consolidated Results	2Q 2010		2Q 2009		2Q 2009
Revenue	$12.2	B	$10.8	B
Operating profit	$1.4	B	$895	M
Operating margin	11.5%		8.3%
Average volume per day	14.8	M	14.3	M
Diluted earnings per share	$0.84		$0.44		$0.49
     For the three months ended June 30, 2010, operating margin expanded 320 basis points to 11.5% and consolidated volume totaled 948 million packages, a 4% increase. Revenue per piece improved 7%, reflecting higher base rates, fuel surcharge increases and heavier average shipment weight.
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     In the prior-year quarter, UPS took a $48 million after-tax charge for the remeasurement of certain foreign currency obligations that did not qualify for hedge accounting treatment. That adjustment reduced second quarter 2009 diluted earnings per share by $0.05.
     As the quarter ended, President Obama named UPS Chairman and CEO Scott Davis to the President’s Export Council. As an industry leader, Davis will advise the administration on policies and programs to improve U.S. exports.
Cash Position
     For the six months ending June 30, UPS generated more than $2.5 billion in free cash flow. The company also:
•	Paid dividends totaling $910 million.

•	Invested $690 million in capital expenditures.

•	Repurchased approximately 7 million shares at a cost of $425 million.

•	Ended the period with more than $4 billion in cash and marketable securities.

U.S. Domestic Package	2Q 2010		2Q 2009
Revenue	$7.27	B	$6.79	B
Operating profit	$748	M	$476	M
Operating margin	10.3%		7.0%
Average volume per day	12.62	M	12.47	M
     Operating profit climbed 57% to $748 million. Revenue increased 7% with margin expansion of 330 basis points. This operating leverage was driven by improved yields and additional efficiencies throughout the UPS integrated network.
     Average daily package volume rose more than 1% during the quarter, driven by a 2% growth in ground volume. Revenue per piece improved 6%, primarily through higher fuel surcharges and increases in base pricing. Yields on air products climbed more than 11%.

International Package	2Q 2010		2Q 2009
Revenue	$2.77	B	$2.25	B
Operating profit	$521	M	$293	M
Operating margin	18.8%		13.0%
Average volume per day	2.18	M	1.82	M
     The operating profit for the segment increased 78% to $521 million on a 23% jump in revenue. Operating margin improved 580 basis points to 18.8%. Export volume increased 15%, outpacing the market due to strong growth in all regions with Asia leading the way, up more than 40%.
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     Non-U.S. domestic volume increased 24%, driven by an acquisition in Turkey in the third quarter of last year as well as 13% organic growth, powered by strength in core European countries and Canada.
     During the quarter, UPS announced new alliances with its local service partners in Malaysia and Vietnam. These agreements will provide greater access to UPS’s broad portfolio of services and superior global network for customers in these important emerging markets.

Supply Chain and Freight	2Q 2010		2Q 2009
Revenue	$2.16	B	$1.79	B
Operating profit	$133	M	$126	M
Operating margin	6.1%		7.0%
     Each business unit in the segment improved profitability. Forwarding led the way with tonnage growth exceeding 30%. However, margin expansion was limited due to capacity constraints in the global air freight market.
     UPS Freight revenue grew 10% over last year, driven by improved yield and higher weight per shipment. As expected, UPS Freight returned to profitability in the second quarter.
     During the quarter, UPS hosted its fifth annual Healthcare Forum in Washington, D.C. Healthcare logistics experts gathered to discuss UPS solutions that create more efficient supply chains. In addition, trends were discussed on healthcare reform, regulatory issues and opportunities in emerging markets.
Outlook
     “UPS’s performance in the second quarter was driven by our ability to respond to customer’s needs through our broad product portfolio and integrated global network,” said Kurt Kuehn, UPS’s chief financial officer. “We experienced strong revenue growth across the board, with substantial margin expansion in our U.S. and International segments.
     “Despite the anticipated slow pace of the U.S. recovery and a cautious outlook for Europe, we are confident in our ability to grow the business and improve profits,” Kuehn added. “Therefore we are raising our full year 2010 guidance with expected adjusted earnings growth of 45%-to-50% per share.”
     UPS (NYSE: UPS) is the world’s largest package delivery company and a global leader in supply chain and freight services. With more than a century of experience in transportation and logistics, UPS is a leading global trade expert equipped with a broad portfolio of solutions. Headquartered in Atlanta, Ga., UPS serves more than 215 countries and territories worldwide. The company can be found on the Web at UPS.com and its corporate blog can be found at www.blog.ups.com. To get UPS news direct, visit pressroom.ups.com/RSS.
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EDITOR’S NOTE:
     UPS Chairman and CEO Scott Davis and CFO Kurt Kuehn will discuss second quarter results with investors and analysts during a conference call at 8:30 a.m. EDT today. That call is open to listeners through a live Webcast. To access the call, go to www.investors.ups.comand click on “Earnings Webcast.”
     UPS routinely posts investor announcements on its web site — www.investors.ups.com— and encourages those interested in the company to check there frequently.
     We supplement the reporting of our financial information determined under generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures, including, as applicable, “as adjusted” operating profit, operating margin, pre-tax income, net income and earnings per share. The equivalent measures determined in accordance with GAAP are also referred to as “reported” or “unadjusted”. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans.
     In the first quarter of 2010, we recorded a $98 million pre-tax restructuring charge in our U.S. Domestic Package operations related to the reorganization of our domestic management structure. We also incurred a $38 million pre-tax loss on the sale of a specialized transportation business in Germany in our Supply Chain & Freight segment. Additionally, we recorded a $76 million charge to income tax expense, resulting from a change in the filing status of a German subsidiary. In the first quarter of 2009, we recorded a $181 million pre-tax impairment charge related to our McDonnell-Douglas DC-8-71 and DC-8-73 aircraft fleets. In the second quarter of 2009, we recorded a $77 million pre-tax charge for the remeasurement of certain obligations denominated in foreign currencies, in which hedge accounting was not able to be applied. We presented second quarter and year-to-date 2010 and 2009 operating profit, operating margin, pre-tax income, net income and earnings per share excluding the impact of these items as we believe these adjusted measures better enable shareowners to focus on period-over-period operating performance. The underlying matters that produced these charges were unique, and we do not believe they are reflective of the types of charges that will affect future results.
     Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
     Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company’s strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, changes in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company’s Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

United Parcel Service, Inc.
Selected Financial Data — Second Quarter
(unaudited)

	Three Months Ended
	June 30,		Change
	2010	2009	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$7,269	$6,789	$480	7.1%
International Package	2,771	2,246	525	23.4%
Supply Chain & Freight	2,164	1,794	370	20.6%

Total revenue	12,204	10,829	1,375	12.7%

Operating expenses:
Compensation and benefits	6,515	6,330	185	2.9%
Other	4,287	3,604	683	19.0%

Total operating expenses	10,802	9,934	868	8.7%

Operating profit:
U.S. Domestic Package	748	476	272	57.1%
International Package	521	293	228	77.8%
Supply Chain & Freight	133	126	7	5.6%

Total operating profit	1,402	895	507	56.6%

Other income (expense):
Investment income (loss)	(18)	(22)	4	-18.2%
Interest expense	(84)	(181)	97	-53.6%

Total other income (expense)	(102)	(203)	101	-49.8%

Income before income taxes	1,300	692	608	87.9%

Income tax expense	455	247	208	84.2%

Net income	$845	$445	$400	89.9%

Net income as a percentage of revenue	6.9%	4.1%

Per share amounts
Basic earnings per share	$0.85	$0.45	$0.40	88.9%
Diluted earnings per share	$0.84	$0.44	$0.40	90.9%

Weighted-average shares outstanding
Basic	994	998	(4)	-0.4%
Diluted	1,003	1,004	(1)	-0.1%

As adjusted income data:
Operating profit:
U.S. Domestic Package	$748	$476	$272	57.1%
International Package	521	293	228	77.8%
Supply Chain & Freight	133	126	7	5.6%

Total operating profit	1,402	895	507	56.6%

Income before income taxes (1)	$1,300	$769	$531	69.1%
Net income (2)	$845	$493	$352	71.4%
Basic earnings per share (2)	$0.85	$0.49	$0.36	73.5%
Diluted earnings per share (2)	$0.84	$0.49	$0.35	71.4%

(1)	Second quarter 2009 interest expense and consolidated income before income taxes exclude a $77 million charge for the remeasurement of certain obligations denominated in foreign currencies, in which hedge accounting was not able to be applied.

(2)	Second quarter 2009 net income and earnings per share amounts exclude the after-tax effect of the currency remeasurement charge discussed in (1), which totaled $48 million.
Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data — Second Quarter
(unaudited)

	Three Months Ended
	June 30,		Change
	2010	2009	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,463	$1,315	$148	11.3%
Deferred	698	652	46	7.1%
Ground	5,108	4,822	286	5.9%

Total U.S. Domestic Package	7,269	6,789	480	7.1%
International Package:
Domestic	561	478	83	17.4%
Export	2,085	1,677	408	24.3%
Cargo	125	91	34	37.4%

Total International Package	2,771	2,246	525	23.4%
Supply Chain & Freight:
Forwarding and Logistics	1,498	1,183	315	26.6%
Freight	555	507	48	9.5%
Other	111	104	7	6.7%

Total Supply Chain & Freight	2,164	1,794	370	20.6%

Consolidated	$12,204	$10,829	$1,375	12.7%

Consolidated volume (in millions)	948	914	34	3.6%

Operating weekdays	64	64	—

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,180	1,180	—	0.0%
Deferred	845	879	(34)	-3.9%
Ground	10,593	10,406	187	1.8%

Total U.S. Domestic Package	12,618	12,465	153	1.2%
International Package:
Domestic	1,337	1,079	258	23.9%
Export	847	740	107	14.5%

Total International Package	2,184	1,819	365	20.1%

Consolidated	14,802	14,284	518	3.6%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$19.37	$17.41	$1.96	11.3%
Deferred	12.91	11.59	1.32	11.4%
Ground	7.53	7.24	0.29	4.0%
Total U.S. Domestic Package	9.00	8.51	0.49	5.8%
International Package:
Domestic	6.56	6.92	(0.36)	-5.2%
Export	38.46	35.41	3.05	8.6%
Total International Package	18.93	18.51	0.42	2.3%
Consolidated	$10.47	$9.78	$0.69	7.1%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Financial Data — Year to Date
(unaudited)

	Six Months Ended
	June 30,		Change
	2010	2009	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$14,371	$13,738	$633	4.6%
International Package	5,410	4,486	924	20.6%
Supply Chain & Freight	4,151	3,543	608	17.2%

Total revenue	23,932	21,767	2,165	9.9%

Operating expenses:
Compensation and benefits	13,054	12,662	392	3.1%
Other	8,434	7,492	942	12.6%

Total operating expenses	21,488	20,154	1,334	6.6%

Operating profit:
U.S. Domestic Package	1,310	860	450	52.3%
International Package	948	587	361	61.5%
Supply Chain & Freight	186	166	20	12.0%

Total operating profit	2,444	1,613	831	51.5%

Other income (expense):
Investment income (loss)	(22)	(9)	(13)	144.4%
Interest expense	(169)	(263)	94	-35.7%

Total other income (expense)	(191)	(272)	81	-29.8%

Income before income taxes	2,253	1,341	912	68.0%

Income taxes	875	495	380	76.8%

Net income	$1,378	$846	$532	62.9%

Net income as a percentage of revenue	5.8%	3.9%

Per share amounts
Basic earnings per share	$1.39	$0.85	$0.54	63.5%
Diluted earnings per share	$1.37	$0.84	$0.53	63.1%

Weighted average shares outstanding
Basic	994	998	(4)	-0.4%
Diluted	1,003	1,003	—	0.0%

As adjusted income data:
U.S. domestic package (1)	$1,408	$1,041	$367	35.3%
International package	948	587	361	61.5%
Supply chain and freight (2)	224	166	58	34.9%

Total operating profit	2,580	1,794	786	43.8%

Income before income taxes (1), (2), (3)	$2,389	$1,599	$790	49.4%
Net income (4)	$1,553	$1,010	$543	53.8%
Basic earnings per share (4)	$1.56	$1.01	$0.55	54.5%
Diluted earnings per share (4)	$1.55	$1.01	$0.54	53.5%

(1)	2010 U.S. Domestic Package operating profit and consolidated income before income taxes exclude a $98 million restructuring charge related to the reorganization of our domestic management structure. This charge reflects the value of voluntary retirement benefits, severance benefits and unvested stock compensation. 2009 U.S. Domestic Package operating profit and consolidated income before income taxes exclude a $181 million impairment charge on our McDonnell-Douglas DC-8-71 and DC-8-73 airframes, engines, and parts, due to an acceleration of the planned retirement of these aircraft.

(2)	2010 Supply Chain & Freight operating profit and consolidated income before income taxes exclude a $38 million loss on the sale of a specialized transportation business in Germany.

(3)	2009 interest expense and consolidated income before income taxes exclude a $77 million charge for the remeasurement of certain obligations denominated in foreign currencies, in which hedge accounting was not able to be applied.

(4)	2010 net income and earnings per share amounts exclude the after-tax impact of the U.S. Domestic Package restructuring charge described in (1) and the business sale described in (2), which total a combined $99 million. Additionally, 2010 net income and earnings per share exclude a $76 million charge to income tax expense, resulting from a change in the tax filing status of a German subsidiary. 2009 net income and earnings per share amounts exclude the after-tax effect of the impairment and currency remeasurement charges discussed in (1) and (3), which totaled $164 million.
Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data — Year to Date
(unaudited)

	Six Months Ended
	June 30,		Change
	2010	2009	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$2,845	$2,696	$149	5.5%
Deferred	1,392	1,345	47	3.5%
Ground	10,134	9,697	437	4.5%

Total U.S. Domestic Package	14,371	13,738	633	4.6%
International Package:
Domestic	1,145	942	203	21.5%
Export	4,017	3,363	654	19.4%
Cargo	248	181	67	37.0%

Total International Package	5,410	4,486	924	20.6%
Supply Chain & Freight:
Forwarding and Logistics	2,889	2,380	509	21.4%
Freight	1,047	961	86	8.9%
Other	215	202	13	6.4%

Total Supply Chain & Freight	4,151	3,543	608	17.2%

Consolidated	$23,932	$21,767	$2,165	9.9%

Consolidated volume (in millions)	1,888	1,830	58	3.1%

Operating weekdays	127	127	—

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,163	1,185	(22)	-1.9%
Deferred	872	890	(18)	-2.0%
Ground	10,637	10,495	142	1.4%

Total U.S. Domestic Package	12,672	12,570	102	0.8%
International Package:
Domestic	1,350	1,088	262	24.1%
Export	841	752	89	11.8%

Total International Package	2,191	1,840	351	19.1%

Consolidated	14,863	14,410	453	3.1%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$19.26	$17.91	$1.35	7.5%
Deferred	12.57	11.90	0.67	5.6%
Ground	7.50	7.28	0.22	3.0%
Total U.S. Domestic Package	8.93	8.61	0.32	3.7%
International Package:
Domestic	6.68	6.82	(0.14)	-2.1%
Export	37.61	35.21	2.40	6.8%
Total International Package	18.55	18.42	0.13	0.7%
Consolidated	$10.35	$9.86	$0.49	5.0%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Reconciliation of Free Cash Flow
(unaudited)

Preliminary
Year-to-Date
(amounts in millions)	June 30, 2010
Net cash from operations	$3,009
Capital expenditures	(694)
Proceeds from disposals of PP&E	40
Net change in finance receivables	46
Other investing activities	130

Free cash flow	$2,531

Amounts are subject to reclassification.
Certain prior year amounts have been reclassified to conform to the current year presentation.